Exhibit 10.18

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is made as of May 1, 2002, by and between B. TWELVE, INC., a Florida corporation (the "Corporation"), and CREDIFINANCE GESTION S.A., a Switzerland corporation ("Secured Party").

RECITALS
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A. Corporation has borrowed funds and may borrow through subsequent advances additional funds, from Secured Party pursuant to a US$100,000 Convertible Debenture - Series A of even date herewith (the "Debenture").

B. As security for its repayment obligations under the Debenture, Corporation has agreed to grant Secured Party a security interest in all of its assets on the terms set forth in this Security Agreement.

NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1. SECURITY INTEREST. To secure the "Obligations" (as defined in the Debenture), Corporation hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all of Corporation's assets, which may include one or more of the following items (hereinafter, collectively, the "Collateral"):

(a) GENERAL INTANGIBLES. All of Corporation's General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents (including those listed in Schedule A to this Security Agreement), patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, knowhow, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by the Corporation to secure any "Accounts" (as hereinafter defined).

(b) ACCOUNTS (INCLUDING ACCOUNTS RECEIVABLE). All of Corporation's Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any right of Corporation to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract, and other forms of obligations and receivables.

(c) INVENTORY. All of Corporation's Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Corporation's business, wherever located and whether in the possession of Corporation, a warehouseman, a bailee, or any other person.

(d) EQUIPMENT. All of Corporation's Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Corporation's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

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(e) FIXTURES. All of Corporation's interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to Corporation's business premises.

(f) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of Corporation's right, title, and interest in any chattel paper, documents, or instruments, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of either Corporation or Secured Party, together with all proceeds therefrom. The terms "chattel paper," "documents," and "instruments" shall have those meanings ascribed to them in the Florida Uniform Commercial Code.

2. OBLIGATIONS. Carries the same meaning as defined in the Debenture.

3. PROCEEDS. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.

4. TITLE; FILING. Corporation warrants that, except as previously disclosed in writing to Secured Party, it is the owner of the Collateral free and clear of all liens, claims, and encumbrances of whatever kind or nature. Corporation covenants that so long as any portion of the Obligations remains unpaid, Corporation will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except in the ordinary course of business or as otherwise allowed. Corporation agrees to sign and deliver one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. In addition, Corporation shall promptly file a financing statement to perfect Secured Party's interest in the Collateral.

5. CARE OF COLLATERAL. Corporation will keep in effect all licenses, permits and franchises required by law or contract relating to Corporation's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Corporation's ownership and possession of the Collateral keep the Collateral free from all liens, claims, encumbrances and security interests; pay when due all taxes, license fees, and other charges upon the Collateral or upon Corporation's business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Corporation from any of its obligations hereunder.

6. DEFAULT. A default hereunder will occur if any of the following Events of Default as defined under Article 7 of the Debenture shall occur. Waiver of any default will not constitute a waiver of any other or subsequent default.

7. REMEDIES. Upon the occurrence of any default hereunder at any time thereafter, all of the Obligations will, at the election of Secured Party and without notice of such election, or demand for payment, become immediately due and payable and Secured Party will have the remedies of a secured party under the Florida Uniform Commercial Code or other applicable law.

8. GENERAL. The wavier by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such night. All rights and remedies herein provided are cumulative. Corporation may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Florida. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Corporation, its successors and assigns, and inures to the benefit of Secured Party, its successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

CORPORATION:           B. TWELVE INC.,
                       a Florida corporation

                       By:        ______________________________
                       Name:      Jean-Luc Berger, Ph.D.
                       Title:     President and Chief Executive Officer

SECURED PARTY:         CREDIFINANCE GESTION S.A.
                       a Switzerland corporation

                       By:        ______________________________
                       Name:      Georges Benarroch
                       Title:     President

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